Exhibit 99.1

EVERSOURCE ENERGY ANNOUNCES PUBLIC OFFERING OF 6,000,000 COMMON SHARES

HARTFORD, Conn. and BOSTON, Mass. (June 11, 2020) – Eversource Energy (NYSE: ES) today announced that it plans to make a public offering of 6,000,000 of its common shares. In connection with the public offering, Eversource Energy intends to grant to the underwriters, noted below, a 30-day option to purchase up to 900,000 additional Eversource Energy common shares.

Goldman Sachs & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as underwriters for the offering and may offer the Eversource Energy common shares in transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at either market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction.

The public offering of the common shares is being made pursuant to Eversource Energy’s effective shelf registration statement that has been filed with the Securities and Exchange Commission, or SEC. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. In addition, copies of the prospectus and preliminary prospectus supplement relating to the common shares offered in the offering may be obtained when available by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or by e-mail at prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: 1-800-831-9146.

Eversource Energy has approximately 336.5 million common shares outstanding. It operates New England’s largest energy delivery system and serves approximately 4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

Forward Looking Statements:

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.

Some, but not all, of the risks and uncertainties that could materially affect actual results include, among others:

•	capital markets risk, including the impact of general economic and industry conditions and the ongoing novel coronavirus (COVID-19) pandemic; and

•	the satisfaction of customary closing conditions relating to the offering.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond Eversource Energy’s control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, except as required by federal securities laws, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

CONTACT:

Jeffrey R. Kotkin

860-665-5154

jeffrey.kotkin@eversource.com

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